UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2024

INSPIRE VETERINARY PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41792	85-4359258
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

780 Lynnhaven Parkway, Suite 400 Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 734-5464

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	IVP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2024, our Board of Directors and our Chief Executive Officer, Kimball Carr, agreed to a six-month extension of Mr. Carr’s Employment Agreement (the “Agreement”) dated July 8, 2021. The Agreement featured a term of the three years, which was completed on July 8, 2024. Pursuant to the extension, which by agreement shall be deemed legally effective as of July 8, 2024, Mr. Carr’s continuing service as Chief Executive Officer will be governed by the terms of the Agreement through February 1, 2025.

Item 8.01 Other Events.

On July 19, 2024, our Board of Directors appointed a new Steering Committee of the Board. The Steering Committee will assist our President and Chief Executive officer in making decisions related to investor relations, Nasdaq compliance and veterinary hospital operations in support of company health and growth. The Steering Committee will act in lieu of the office of Chairman of the Board and our CEO, Kimball Carr, will no longer serve as Chairman of the Board going forward.

The Steering Committee of the Board will consist of Directors Anne Murphy, Dr. Erinn Thomas-Mackey, and Stith Keiser, with Mr. Keiser serving as Chair of the committee.

Item. 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Extension of Employment Agreement with Kimball Carr
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2024	INSPIRE VETERINARY PARTNERS, INC.

	By:	/s/ Kimball Carr
	Name:	Kimball Carr
	Title:	President and Chief Executive Officer

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